UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2015, the Company’s shareholders voted as indicated on the following matters submitted to them for consideration at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”):

(1)
To elect the following individuals as directors: Rory J. Cowan, Alan L. Bazaar, Gary E. Dilts, Marcia J. Hooper, Philip Horlock, John A. Janitz, John H. MacKinnon, Randy L. Ortiz and David J. Shea, to serve until the Company’s 2016 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified. All of the director nominees were elected at the 2015 Annual Meeting. The votes cast for the director nominees were as follows:

	For	Against	Abstain	Broker Non-Votes
Rory J. Cowan	10,569,293	1,664,884	24,423	4,983,399
Alan A. Bazaar	11,620,976	613,001	24,623	4,983,399
Gary E. Dilts	11,002,872	1,229,355	26,373	4,983,399
Marcia J. Hooper	10,998,447	1,234,230	25,923	4,983,399
Philip Horlock	11,026,994	1,206,483	25,123	4,983,399
John A. Janitz	11,626,101	609,306	23,193	4,983,399
John H. MacKinnon	10,576,028	1,656,229	26,343	4,983,399
Randy L. Ortiz	10,682,998	1,549,674	25,928	4,983,399
David J. Shea	11,005,897	1,227,530	25,173	4,983,399

(2)
To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Company’s shareholders approved this proposal. The votes cast at the 2015 Annual Meeting with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
16,989,242	127,789	124,968	—

(3)
To approve, by non-binding vote, the compensation of the Company’s Named Executive Officers as described in the Company’s proxy statement for the 2015 Annual Meeting. The Company’s shareholders approved this proposal. The votes cast at the 2015 Annual Meeting with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
10,714,133	1,489,471	54,996	4,983,399

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date:	June 16, 2015	By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel